Exhibit 99.1

Alaska Communications Reports Strong Fourth Quarter and Year-End 2015 Results

-Achieved Run-Rate Adjusted EBITDA of $55.4 million, in line with 2015 guidance-

-Posted Total Wireline Revenues of $219.8 million, a 2.2% increase-

-Reported full-year Business and Wholesale Revenue growth of 9.3% -

ANCHORAGE, Alaska--(BUSINESS WIRE)--March 3, 2016--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for its fourth quarter and full year ended Dec. 31, 2015.

“Alaska Communications set high goals for 2015. We successfully transitioned out of wireless operations and streamlined the business with a focus on areas of maximum opportunity such as a fiber broadband and IT managed services. Business and Wholesale revenue grew 9.3 percent, ahead of our longer term directional guidance and demonstrating our ability to take share. Achieving all of our planned wireless sale synergies, we delivered on our run-rate Adjusted EBITDA guidance.

“We are entering 2016 with momentum, positioning to become the premier cloud enabler for business. We expect to drive increasingly profitable growth and free cash flow expansion to generate long-term shareholder value,” Anand Vadapalli, president and CEO of Alaska Communications said.

Revenue Highlights: Year over Year Fourth Quarter

  Total service and other, representing Total Wireline revenues excluding any stub period wireless revenues:
    Revenue increased to $56.6 million from $53.5 million, up 5.8 percent.
    Total broadband revenue reached $19.4 million from $17.5 million, up 10.4 percent.
  Business and wholesale service:
    Comprised 56.8 percent of total service and other revenue.
    Revenue grew to $32.2 million from $27.8 million, up 15.7 percent.
    Broadband revenues reached $13.4 from $11.1, up 20.8 percent.
  Consumer service:
    Comprised 17.0 percent of total service and other revenue.
    Revenue was $9.7 million, down 6.3 percent from $10.3 million.
    Broadband revenue was $5.9 million, down 7.6 percent from $6.4 million.
  Access and Other:
    Comprised 26.1 percent of total service and other revenue.
    Revenue was $14.8 million, down 4.0 percent from $15.4 million.

Financial Highlights: Fourth Quarter and Year ended Dec. 31, 2015

  Adjusted EBITDA of $13.8 million, bringing the fourth quarter annual run-rate to $55.4 million.
  Total operating revenue of $56.6 million, bringing the year to $232.8 million, including total service and other revenues of $219.8 million.
  Net capital expenditures were $8.2 million for the quarter and $32.9 million for the year.
  Net debt at year-end of $161.7 million.
  Cash remained strong at $36.0 million.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “We accomplished all of our guidance targets for 2015. Business revenue was strong at 9.3 percent growth, while consumer revenue declines reflect industry trends and planned reductions in lower speed connections. During the year, we reduced our debt balances by $244 million dollars, making us one of the lowest levered companies in our industry. In 2016, we are committed to growing revenue, Adjusted EBITDA and free cash flow.”

2016 Guidance:

  Total Service and Other Revenue of approximately $228 million
  Adjusted EBITDA of approximately $59 million
  Capital Expenditures of approximately $35 million
  Free Cash Flow of approximately $5 million

Conference Call
The Company will host a conference call and live webcast on Thursday, March 3, 2016 at 3:00 p.m. Eastern Time to discuss the results. The live webcast will include a slide presentation. Parties in the United States and Canada can access the call at 1-888-466-4440 and enter pass code 857497. All other parties can access the call at 1-719-785-1758.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until April 4, 2016 at 6:00 p.m. Eastern Time. To hear the replay, parties in the United States and Canada can call 1-888-203-1112 and enter pass code 5646561. All other parties can call 1-719-457-0820 and enter pass code 5646561.

About Alaska Communications
Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and IT managed services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures
In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, Free Cash Flow and Net Debt, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedules 4 and 5 to this press release. Adjusted EBITDA, and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found on our website at http://www.alsk.com in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements
This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Universal Service Fund changes, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance when it comes due, labor negotiations, and benefits costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, and changes in accounting policies, which could result in an impact on earnings. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Operating revenues:
Operating revenues, non-affiliates	$56,631	$75,886	$232,242	$307,917
Operating revenues, affiliates	-	1,623	575	6,946
Total operating revenues	56,631	77,509	232,817	314,863

Operating expenses:
Cost of services and sales, non-affiliates	26,106	32,580	107,162	123,854
Cost of services and sales, affiliates	-	13,821	4,961	57,116
Selling, general & administrative	17,407	26,472	88,389	101,398
Depreciation and amortization	8,376	6,733	33,867	32,583
Loss (gain) on disposal of assets, net	112	(486)	(46,252)	126
Loss on impairment of goodwill	-	5,986	-	5,986
Earnings from equity method investments	-	(6,713)	(3,056)	(35,960)

Total operating expenses	52,001	78,393	185,071	285,103

Operating income (loss)	4,630	(884)	47,746	29,760

Other income and expense:
Interest expense	(4,088)	(8,266)	(19,841)	(34,410)
Loss on extinguishment of debt	-	-	(4,878)	-
Interest income	2	41	58	83
Total other income and expense	(4,086)	(8,225)	(24,661)	(34,327)

Income (loss) before income tax expense	544	(9,109)	23,085	(4,567)

Income tax (expense) benefit	(218)	3,751	(10,200)	1,787

Net income (loss)	326	(5,358)	12,885	(2,780)

Less net loss attributable to noncontrolling interest	(13)	-	(69)	-

Net income (loss) attributable to ACS	$339	$(5,358)	$12,954	$(2,780)

Basic	$0.01	$(0.11)	$0.26	$(0.06)
Diluted	$0.01	$(0.11)	$0.25	$(0.06)

Weighted average shares outstanding:
Basic	50,415	49,540	50,247	49,334
Diluted	51,617	49,540	51,368	49,334

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2015	2014

Current assets:
Cash and cash equivalents	$36,001	$31,709
Restricted cash	1,824	467
Accounts receivable, net of allowance of $1,693 and $2,338	25,225	30,900
Materials and supplies	4,674	4,321
Prepayments and other current assets	8,068	6,575
Current assets held-for-sale	-	9,565
Total current assets	75,792	83,537

Property, plant and equipment	1,337,098	1,333,134
Less: accumulated depreciation and amortization	(967,776)	(976,401)
Property, plant and equipment, net	369,322	356,733

Deferred income taxes	16,660	22,978
Equity method investments	-	252,067
Non-current assets held-for-sale	-	14,664
Other assets	1,827	301
Total assets	$463,601	$730,280

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$3,671	$15,521
Accounts payable, accrued and other current liabilities, non-affiliates	51,275	54,373
Accounts payable, accrued and other current liabilities, affiliates, net *	-	4,853
Advance billings and customer deposits	4,513	4,490
Current liabilities held-for-sale	-	18,728
Total current liabilities	59,459	97,965

Long-term obligations, net of current portion	185,018	413,978
Other long-term liabilities, net of current portion	65,265	24,370
Non-current liabilities held-for-sale	-	2,107
Deferred AWN capacity revenue, net of current portion	-	56,734
Total liabilities	309,742	595,154

Commitments and contingencies

ACS stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	505	497
Additional paid in capital	156,971	154,368
Accumulated deficit	(1,634)	(14,588)
Accumulated other comprehensive loss	(3,086)	(5,151)
Total ACS stockholders' equity	152,756	135,126
Noncontrolling interest	1,103	-
Total stockholders' equity	153,859	135,126

Total liabilities and stockholders' equity	$463,601	$730,280

* Affiliate balances are related to activity with our equity method investment in AWN.
On February 2, 2015 we sold our interest in AWN.

Schedule 3
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net income (loss)	$326	$(5,358)	$12,885	$(2,780)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,376	6,733	33,867	32,583
Gain on wireless sale	-	-	(48,232)	-
Loss (gain) on the disposal of assets, net	112	(486)	1,980	126
Loss on impairment of goodwill	-	5,986	-	5,986
Unrealized loss (gain) on ineffective hedge	83	(273)	(737)	(273)
Amortization of debt issuance costs and debt discount	1,052	1,178	4,114	5,104
Amortization of ineffective hedge	-	337	1,970	1,613
Loss on extinguishment of debt	-	-	4,878	-
Amortization of deferred capacity revenue	(697)	(976)	(2,859)	(3,795)
Stock-based compensation	110	634	2,008	2,511
Deferred income tax expense (benefit)	1,312	(3,755)	4,883	(2,047)
Provision for uncollectible accounts	(127)	387	1,258	3,329
Cash distribution from equity method investments	-	6,713	3,056	35,960
Earnings from equity method investments	-	(6,713)	(3,056)	(35,960)
Other non-cash expense, net	117	113	934	431
Changes in operating assets and liabilities	(3,583)	6,758	(4,368)	8,381
Net cash provided by operating activities	7,081	11,278	12,581	51,169

Cash Flows from Investing Activities:
Capital expenditures	(12,698)	(12,507)	(50,914)	(46,423)
Capitalized interest	(326)	(728)	(1,558)	(2,810)
Change in unsettled capital expenditures	608	(703)	3,995	(2,003)
Cash received in acquisition of business	-	-	-	68
Proceeds on wireless sale	-	-	285,160	-
Proceeds on sale of assets	11	-	3,140	136
Return of capital from equity investment	-	5,787	1,875	14,073
Net change in restricted cash	-	-	(1,357)	-
Net cash (used) provided by investing activities	(12,405)	(8,151)	240,341	(36,959)

Cash Flows from Financing Activities:
Repayments of long-term debt	(571)	(397)	(333,961)	(24,419)
Proceeds from the issuance of long-term debt	-	-	90,061	-
Debt issuance costs	(346)	-	(4,901)	-
Cash paid for debt extinguishment	-	-	(391)	-
Cash paid in acquisition of business	-	-	(291)	(795)
Cash proceeds from non-controlling interest	-	-	250	-
Payment of withholding taxes on stock-based compensation	(6)	(7)	(408)	(593)
Excess tax benefit from share-based payments	-	-	733	-
Proceeds from issuance of common stock	144	135	278	267
Net cash used by financing activities	(779)	(269)	(248,630)	(25,540)

Change in cash and cash equivalents	(6,103)	2,858	4,292	(11,330)

Cash and cash equivalents, beginning of period	42,104	28,851	31,709	43,039

Cash and cash equivalents, end of period	$36,001	$31,709	$36,001	$31,709

Supplemental Cash Flow Data:
Interest paid	$4,981	$9,526	$16,101	$31,562
Income taxes paid, net	$994	$40	$4,936	$260

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income (loss)	$326	$(5,358)	$12,885	$(2,780)
Add (subtract):
Interest expense	4,088	8,266	19,841	34,410
Loss on extinguishment of debt	-	-	4,878	-
Interest income	(2)	(41)	(58)	(83)
Depreciation and amortization	8,376	6,733	33,867	32,583
Loss on impairment of goodwill	-	5,986	-	5,986
Loss (gain) on disposal of assets, net	112	(486)	(46,252)	126
Earnings from equity method investments	-	(6,713)	(3,056)	(35,960)
AWN distributions received/receivable, net	-	12,500	765	50,000
Income tax expense (benefit)	218	(3,751)	10,200	(1,787)
Stock-based compensation	110	634	2,008	2,511
Long-term cash incentives	425	470	1,781	2,042
Pension adjustment	(76)	-	134	-
Gift of services	(388)	-	(388)	-
Earthquake related expense	-	-	-	1,228
Net loss attributable to noncontrolling interest	13	-	69	-
Wireless sale transaction-related and wind down costs	643	4,057	13,272	4,297

Adjusted EBITDA	$13,845	$22,297	$49,946	$92,573

2015 adjusted EBITDA presented on a run rate basis of Q4 times 4			$55,380

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals, earnings on equity method investments, gain on the sale of our wireless operations, provisions for taxes, wireless transaction-related costs, loss attributable to noncontrolling interest, stock-based compensation, pension adjustments, earthquake related expenses and expenses under the company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Adjusted EBITDA	$13,845	$22,297	$49,946	$92,573

Less:
Capital expenditures	(12,698)	(12,507)	(39,914)	(46,423)
Milestone billings for fiber build project for a carrier customer	4,500	3,960	7,000	5,960
Net capital expenditures	(8,198)	(8,547)	(32,914)	(40,463)

Purchase of North Slope fiber network
Acquisition price	-	-	(11,000)	-
Less: 50% due in 2016	-	-	5,500	-
Less: proceeds on sale of fiber to JV partner	-	-	2,650	-
Less: other cash proceeds	-	-	400	-
Net North Slope purchase	-	-	(2,450)	-

Amortization of GCI/AWN capacity revenue	(520)	(814)	(2,169)	(3,151)
Earthquake related expense	-	-	-	(1,228)
Cash interest expense	(4,981)	(9,526)	(16,101)	(31,562)

Free cash flow	$146	$3,410	$(3,688)	$16,169

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

Free cash flow ("FCF") is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, net of cash received for a fiber build for carrier customer, less cash interest expense, earthquake related expenses, significant non-cash revenue associated with our interconnection agreement with AWN and GCI, and in Q2 2015 the purchase of the North Slope fiber network.

ACS continues to have net operating losses and is not a significant taxpayer on ordinary income. Income taxes paid in 2015 are related to the Wireless retail sale and are not included in free cash flow.

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Service revenue:	2015	2014	2015	2014
Business and wholesale customers
Voice	$5,425	$5,551	$21,969	$22,499
Broadband	13,438	11,125	50,007	43,783
Managed IT services	1,069	952	3,316	3,492
Other	2,381	1,848	8,089	7,104
Wholesale	9,860	8,320	36,792	33,043
Business and wholesale service revenue	32,173	27,796	120,173	109,921

Consumer customers
Voice	3,273	3,533	13,530	14,932
Broadband	5,914	6,400	25,050	24,841
Other	468	372	1,341	1,563
Consumer service revenue	9,655	10,305	39,921	41,336

Total service revenue	41,828	38,101	160,094	151,257
Growth in service revenue	9.8%		5.8%
Growth in broadband service revenue	10.4%		9.4%

Other revenue:
Equipment sales and installations	1,715	1,900	6,382	5,321
Access	8,167	8,591	33,644	35,323
High cost support	4,921	4,921	19,682	23,192
Total service and other revenue	56,631	53,513	219,802	215,093
Growth in service and other revenue	5.8%		2.2%
Growth excluding equipment sales	6.4%		1.7%

Wireless and AWN related revenue:
Service revenue, equipment sales and other	-	18,198	6,300	77,054
Transition services	-	-	4,769	-
CETC	-	4,984	1,654	19,565
Amortization of deferred AWN capacity revenue	-	814	292	3,151

Total wireless & AWN related revenue	-	23,996	13,015	99,770

Total revenue	$56,631	$77,509	$232,817	$314,863

Adjusted for prior year access reserve releases:
Total service and other revenue	56,631	53,513	219,802	215,093
Prior year access reserve releases	-	-	-	(3,502)
Adjusted total service and other revenue	56,631	53,513	219,802	211,591
Growth in service and other revenue	5.8%		3.9%

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014

Voice:
Consumer access lines	37,683	39,016	43,773
Business access lines	76,598	78,164	79,168

Voice ARPU consumer	$28.45	$29.09	$26.48
Voice ARPU business	$23.37	$23.66	$23.31

Broadband:
Consumer connections	33,275	33,488	37,412
Business connections (1)	18,824	19,125	18,798

ARPU consumer	$58.63	$59.16	$55.91
ARPU business (1)	$235.81	$218.54	$197.11

(1)	How we calculate broadband connections has changed to exclude certain internal use circuits. Historical amounts have been restated to reflect appropriate comparisons period over period.

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt and Net Debt
(Unaudited, In Thousands)

	December 31,	December 31,
	2015	2014
2015 senior secured credit facilities due 2018	$89,750	$-
Debt issuance costs - 2015 senior secured credit facilities due 2018	(3,406)	-
2010 senior credit facility term loan due 2016	-	322,700
Debt discount - 2010 senior credit facility term loan due 2016	-	(1,014)
Debt issuance costs - 2010 senior credit facility term loan due 2016	-	(2,810)
6.25% convertible notes due 2018	104,000	114,000
Debt discount - 6.25% convertible notes due 2018	(4,641)	(7,242)
Debt issuance costs - 6.25% convertible notes due 2018	(1,010)	(1,659)
Capital leases and other long-term obligations	3,996	5,524
Total debt	188,689	429,499
Less current portion	(3,671)	(15,521)
Long-term obligations, net of current portion	$185,018	$413,978

Total debt	$188,689	$429,499
Plus debt discounts and debt issuance costs	9,057	12,725
Gross debt	197,746	442,224
Cash and cash equivalents	(36,001)	(31,709)
Net debt	$161,745	$410,515

Adjusted EBITDA*	$55,380	$92,573

Net debt	$161,745	$410,515

Net leverage^	2.9	4.4

* 2015 adjusted EBITDA is presented on a run rate basis of Q4 times 4.

^The leverage ratio calculation methodology specified in our credit agreement differs in certain elements from the methodology above; please refer to the Liquidity and Capital Resource section of Item 7 of the most recent 10K for details on calculations pursuant to the credit agreement.

CONTACT:
Alaska Communications Systems Group, Inc.
Investor Contact:
Tiffany Dunn, 907-297-3103
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Associate Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com